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                                                                      EXHIBIT 21

                      LIST OF DORAL FINANCIAL CORPORATION
                                  SUBSIDIARIES

                                                               Jurisdiction of
           Name of Subsidiary                                   Incorporation
           ------------------                                  ---------------
Doral Mortgage Corporation                                       Puerto Rico
Doral Securities, Inc.                                           Puerto Rico
Doral Bank                                                       Puerto Rico
Centro Hipotecario de Puerto Rico, Inc.                          Puerto Rico
Doral Money, Inc.                                                Delaware
SANA Investment Mortgage Bankers, Inc.                           Puerto Rico
Doral Bank, FSB                                                  USA
Doral International, Inc.                                        Puerto Rico
Doral Insurance Agency, Inc.                                     Puerto Rico
Doral Properties, Inc.                                           Puerto Rico